Exhibit 99.1
FOR IMMEDIATE RELEASE

SABRA REPORTS FIRST QUARTER 2015 RESULTS; REPORTS INCREASES IN NORMALIZED FFO AND NORMALIZED AFFO OF 45% AND 46%, RESPECTIVELY, OVER FIRST QUARTER 2014

IRVINE, CA, May 5, 2015 — Sabra Health Care REIT, Inc. (“Sabra,” the “Company” or “we”) (NASDAQ:SBRA) today announced results of operations for the first quarter of 2015.

RECENT HIGHLIGHTS

•
For the first quarter of 2015, Normalized FFO, Normalized AFFO and net income (loss) attributable to common stockholders were $31.4 million, $30.9 million and $16.9 million, respectively, compared to $21.7 million, $21.1 million and $(9.9) million, respectively, for the first quarter of 2014. Common shares outstanding as of March 31, 2015 and 2014, were 59,234,056 and 39,143,251, respectively, which resulted in Normalized FFO, Normalized AFFO and net income (loss) attributable to common stockholders per diluted common share of $0.53, $0.52 and $0.28, respectively, for the first quarter of 2015 compared to $0.55, $0.53 and $(0.25), respectively, for the first quarter of 2014.

•
During the first quarter of 2015, revenues increased 36% over the same period in 2014, from $40.9 million to $55.6 million, and generated $24.7 million of cash from operating activities compared to $22.0 million (excluding the cash payment related to the loss on extinguishment of debt) during the same period of 2014.

•
During the first quarter of 2015, we modified six existing mortgage notes insured by the United States Department of Housing and Urban Development totaling $59.2 million reducing the weighted average interest rates on those mortgage notes to 3.98% per annum from 4.39% per annum as of December 31, 2014. As a result, we have reduced our weighted-average effective interest rate, excluding borrowings under our revolving credit facility, to 4.64% per annum from 4.66% per annum as of December 31, 2014.

•
On May 5, 2015, our board of directors declared a quarterly cash dividend of $0.39 per share of common stock. The dividend will be paid on May 29, 2015 to common stockholders of record as of the close of business on May 15, 2015.

•
On May 5, 2015, our board of directors declared a quarterly cash dividend of $0.4453125 per share of Series A Preferred Stock. The dividend will be paid on May 29, 2015 to preferred stockholders of record as of the close of business on May 15, 2015.

Commenting on the first quarter results and recent investments, Rick Matros, CEO and Chairman, said, “We anticipate announcing approximately $160 million in senior housing investments comprised of 3 distinct potential acquisitions in the near term. Our pipeline remains robust, currently standing at approximately $1 billion in investment opportunities that we are actively reviewing, primarily in the senior housing asset class, but some interesting skilled nursing opportunities as well.  Occupancy in our skilled nursing portfolio remains stable while skilled mix improved sequentially and year over year. The senior housing portfolio showed significant improvement in occupancy sequentially and year over year. In regard to rent coverage, 103 of our 160 properties have corporate guarantees.  Of the remainder, 28 are skilled nursing facilities, of which 22 are stabilized and reported, and 28 are senior housing facilities, 21 of which are stabilized and reported.  This is a small enough data set that a handful of facilities can have a significant effect on reported coverages. That said, both of those asset classes are consistent on a sequential basis with the rent coverage on skilled nursing down year over year and the rent coverage on senior housing up year over year.  At this time, we confirm our previously issued guidance.  We will plan to update our guidance next quarter to reflect completed investments.”

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TENANT COVERAGE

	EBITDAR (1)		EBITDARM (1)
Twelve Months Ended March 31,
Facility Type	2015	2014	2015	2014
Skilled Nursing/Transitional Care	1.19x	1.34x	1.54x	1.72x
Senior Housing	1.27x	1.10x	1.48x	1.30x

Twelve Months Ended March 31,
Fixed Charge Coverage Ratio (2)	2015	2014
Genesis Healthcare, Inc.	1.18x	1.25x
Tenet Health Care Corporation	2.30x	N/A
Holiday AL Holdings LP	1.20x	N/A
(1) EBITDAR, EBITDARM and related coverages (collectively, “Facility Statistics”) include only Stabilized Facilities acquired before the three months ended March 31, 2015 and only for periods when the property was operated subject to a lease with the Company. Facility Statistics are only included in periods subsequent to our acquisition of facilities with new tenants/ operators. In addition, Facility Statistics exclude the impact of strategic disposition candidates and facilities leased to RIDEA-compliant joint venture tenants. EBITDAR Coverage and EBITDARM Coverage exclude tenants with significant corporate guarantees. All Facility Statistics are presented one quarter in arrears.
(2) Fixed Charge Coverage Ratio is presented one quarter in arrears for tenants with significant corporate guarantees. See Reporting Definitions for definition of Fixed Charge Coverage Ratio.
LIQUIDITY
As of March 31, 2015, we had approximately $428.1 million of liquidity, consisting of unrestricted cash and cash equivalents of $4.1 million (excluding cash and cash equivalents associated with a RIDEA-compliant joint venture) and available borrowings of $424.0 million under our revolving credit facility. As of March 31, 2015, we also had $76.5 million available under our at-the-market (ATM) common stock offering program.

CONFERENCE CALL AND COMPANY INFORMATION
A conference call to discuss the 2015 first quarter results will be held on Wednesday, May 6, at 10:00 am Pacific Time. The dial in number for the conference call is (888) 437-9445 and the participant code is “Sabra.” A replay of the call will also be available immediately following the call and for 30 days by dialing (888) 203-1112, and using pass code 2907670. The Company’s supplemental information package for the first quarter will also be available on the Company’s website in the “Investor Relations” section.

ABOUT SABRA
As of March 31, 2015, Sabra’s investment portfolio included 160 real estate properties held for investment and leased to operators/tenants under triple-net lease agreements (consisting of (i) 104 Skilled Nursing/Transitional Care facilities, (ii) 54 Senior Housing facilities, and (iii) two Acute Care Hospitals), 14 investments in loans receivable (consisting of (i) five mortgage loans, (ii) three construction loans, (iii) two mezzanine loans, and (iv) four pre-development loans) and six preferred equity investments. Included in the 160 real estate properties held for investment is a single 100% owned, senior housing facility leased to a 50%/50% RIDEA-compliant joint venture tenant. As of March 31, 2015, Sabra’s real estate properties included 16,718 beds/units, spread across 34 states.

FORWARD-LOOKING STATEMENTS SAFE HARBOR
This release contains “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified, without limitation, by the use of “expects,” “believes,” “intends,” “should” or comparable terms or the negative thereof. Forward-looking statements in this release include all statements regarding our anticipated investments, including our investment pipeline, and our outlook for the 2015 fiscal year.
Our actual results may differ materially from those projected or contemplated by our forward-looking statements as a result of various factors, including among others, the following: our dependence on Genesis Healthcare, Inc. (“Genesis”) and certain

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wholly owned subsidiaries of Holiday AL Holdings LP until we are able to further diversify our portfolio; our dependence on the operating success of our tenants; the significant amount of and our ability to service our indebtedness; covenants in our debt agreements that may restrict our ability to pay dividends, make investments, incur additional indebtedness and refinance indebtedness on favorable terms; increases in market interest rates; our ability to raise capital through equity and debt financings; the impact of required regulatory approvals of transfers of healthcare properties; the effect of increasing healthcare regulation and enforcement on our tenants and the dependence of our tenants on reimbursement from governmental and other third-party payors; the relatively illiquid nature of real estate investments; competitive conditions in our industry; the loss of key management personnel or other employees; the impact of litigation and rising insurance costs on the business of our tenants; the effect of our tenants declaring bankruptcy or becoming insolvent; uninsured or underinsured losses affecting our properties and the possibility of environmental compliance costs and liabilities; the ownership limits and anti-takeover defenses in our governing documents and Maryland law, which may restrict change of control or business combination opportunities; the impact of a failure or security breach of information technology in our operations; our ability to find replacement tenants and the impact of unforeseen costs in acquiring new properties; our ability to maintain our status as a REIT; compliance with REIT requirements and certain tax and tax regulatory matters related to our status as a REIT; and other factors discussed from time to time in our news releases, public statements and/or filings with the Securities and Exchange Commission (the “SEC”), especially the “Risk Factors” sections of our Annual and Quarterly Reports on Forms 10-K and 10-Q. We do not intend, and we undertake no obligation, to update any forward-looking information to reflect events or circumstances after the date of this supplement or to reflect the occurrence of unanticipated events, unless required by law to do so.

TENANT AND BORROWER INFORMATION
This release includes information regarding certain of our tenants that lease properties from us and our borrowers, most of which are not subject to SEC reporting requirements. Genesis is subject to the reporting requirements of the SEC and is required to file with the SEC annual reports containing audited financial information and quarterly reports containing unaudited financial information. The information related to our tenants and borrowers that is provided in this supplement has been provided by such tenants and borrowers. We have not independently verified this information. We have no reason to believe that such information is inaccurate in any material respect. We are providing this data for informational purposes only. Genesis's filings with the SEC can be found at www.sec.gov.

NOTE REGARDING NON-GAAP FINANCIAL MEASURES
This release includes the following financial measures defined as non-GAAP financial measures by the SEC: funds from operations (“FFO”), Normalized FFO, Adjusted FFO (“AFFO”), Normalized AFFO, FFO per diluted common share, Normalized FFO per diluted common share, AFFO per diluted common share and Normalized AFFO per diluted common share. These measures may be different than non-GAAP financial measures used by other companies, and the presentation of these measures is not intended to be considered in isolation or as a substitute for financial information prepared and presented in accordance with U.S. generally accepted accounting principles. An explanation of these non-GAAP financial measures is included under “Reporting Definitions” in this release, and reconciliations of these non-GAAP financial measures to the GAAP financial measures we consider most comparable are included under “Reconciliations of Funds from Operations (FFO), Normalized FFO, Adjusted Funds from Operations (AFFO) and Normalized AFFO” in this release.

CONTACT
Investor & Media Inquiries: (949) 679-0410

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 SABRA HEALTH CARE REIT, INC.
FINANCIAL HIGHLIGHTS
(dollars in thousands, except per share data)

	Three Months Ended March 31,
	2015	2014
Revenues	$55,572	$40,850
Net income (loss) attributable to common stockholders	16,889	(9,864)
FFO	31,039	(514)
Normalized FFO	31,387	21,719
AFFO	30,531	324
Normalized AFFO	30,879	21,120
Per common share data:
Diluted EPS	$0.28	$(0.25)
Diluted FFO	0.52	(0.01)
Diluted Normalized FFO	0.53	0.55
Diluted AFFO	0.51	0.01
Diluted Normalized AFFO	0.52	0.53

Net cash flow from operations	$24,701	$1,207

Investment Portfolio	March 31, 2015	December 31, 2014
Total Investments in Real Estate Properties (1) (#)	160	160
Total Investments in Real Estate Properties, gross ($)	$1,832,206	$1,831,534
Total Beds/Units	16,718	16,718
Weighted Average Remaining Lease Term (in months)	126	129
Total Investments in Loans Receivable (#)	14	14
Total Investments in Loans Receivable, gross ($) (2)	$241,531	$235,584
Total Preferred Equity Investments (#)	6	6
Total Preferred Equity Investments, gross ($)	$17,214	$16,407
Debt	March 31, 2015	December 31, 2014
Book Value
Fixed Rate Debt	$822,623	$823,294
Variable Rate Debt (3)	226,000	268,000
Total Debt	1,048,623	1,091,294

Cash	(4,171)	(61,793)
Net Debt	$1,044,452	$1,029,501

Weighted Average Effective Rate
Fixed Rate Debt	5.22%	5.24%
Variable Rate Debt (3)	2.28%	2.27%
Total Debt	4.58%	4.51%

% of Total
Fixed Rate Debt	78.5%	75.5%
Variable Rate Debt (3)	21.5%	24.5%
Total Debt	100.0%	100.0%

Availability Under Revolving Credit Facility:	$424,000	$382,000
Available Liquidity (4)	$428,098	$443,671

(1) Included in Total Investments in Real Estate Properties is a single 100% owned Senior Housing facility leased to a 50%/50% RIDEA-compliant joint venture tenant.
(2) Total Investments in Loans Receivable, gross as of March 31, 2015 consists of principal of $240.4 million plus capitalized origination fees of $1.1 million.
(3) Includes $200.0 million subject to a 2% LIBOR cap. Excluding this amount from variable rate debt equates to 2.5% of total debt being variable rate debt.
(4) Available liquidity represents unrestricted cash, excluding cash associated with a consolidated joint venture, and availability under the revolving credit facility.

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SABRA HEALTH CARE REIT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(dollars in thousands, except per share data)

	Three Months Ended March 31,
	2015	2014
Revenues:
Rental income	$49,505	$36,093
Interest and other income	6,067	4,757

Total revenues	55,572	40,850

Expenses:
Depreciation and amortization	14,150	9,350
Interest	13,880	11,134
General and administrative	8,003	5,853

Total expenses	36,033	26,337

Other income (expense):
Loss on extinguishment of debt	—	(22,134)
Other (expense) income	(100)	300

Total other expense	(100)	(21,834)

Net income (loss)	19,439	(7,321)

Net loss attributable to noncontrolling interests	11	18

Net income (loss) attributable to Sabra Health Care REIT, Inc.	19,450	(7,303)

Preferred stock dividends	(2,561)	(2,561)

Net income (loss) attributable to common stockholders	$16,889	$(9,864)

Net income (loss) attributable to common stockholders, per:

Basic common share	$0.29	$(0.25)

Diluted common share	$0.28	$(0.25)

Weighted-average number of common shares outstanding, basic	59,185,225	38,968,403

Weighted-average number of common shares outstanding, diluted	59,559,253	38,968,403

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SABRA HEALTH CARE REIT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)

	March 31, 2015	December 31, 2014
	(unaudited)
Assets
Real estate investments, net of accumulated depreciation of $199,767 and $185,994 as of March 31, 2015 and December 31, 2014, respectively	$1,632,707	$1,645,805
Loans receivable and other investments, net	258,346	251,583
Cash and cash equivalents	4,171	61,793
Restricted cash	6,948	7,024
Prepaid expenses, deferred financing costs and other assets, net	102,325	98,687
Total assets	$2,004,497	$2,064,892

Liabilities
Mortgage notes	$123,325	$124,022
Revolving credit facility	26,000	68,000
Term loan	200,000	200,000
Senior unsecured notes	699,298	699,272
Accounts payable and accrued liabilities	23,720	31,775
Total liabilities	1,072,343	1,123,069

Equity
Preferred stock, $.01 par value; 10,000,000 shares authorized, 5,750,000 shares issued and outstanding as of March 31, 2015 and December 31, 2014	58	58
Common stock, $.01 par value; 125,000,000 shares authorized, 59,234,056 and 59,047,001 shares issued and outstanding as of March 31, 2015 and December 31, 2014, respectively	592	590
Additional paid-in capital	1,051,813	1,053,601
Cumulative distributions in excess of net income	(117,168)	(110,841)
Accumulated other comprehensive loss	(3,087)	(1,542)
Total Sabra Health Care REIT, Inc. stockholders’ equity	932,208	941,866
Noncontrolling interests	(54)	(43)
Total equity	932,154	941,823
Total liabilities and equity	$2,004,497	$2,064,892

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SABRA HEALTH CARE REIT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended March 31,
	2015	2014
Cash flows from operating activities:
Net income (loss)	$19,439	$(7,321)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	14,150	9,350
Non-cash interest income adjustments	113	70
Amortization of deferred financing costs	1,261	945
Stock-based compensation expense	2,918	2,513
Amortization of premium	25	(33)
Loss on extinguishment of debt	—	1,338
Straight-line rental income adjustments	(5,656)	(4,186)
Provision for doubtful accounts	1,144	—
Write-off of straight-line rental income	—	99
Change in fair value of contingent consideration	100	(300)
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(3,206)	(2,152)
Accounts payable and accrued liabilities	(4,988)	2,086
Restricted cash	(599)	(1,202)

Net cash provided by operating activities	24,701	1,207

Cash flows from investing activities:
Acquisitions of real estate	—	(108,650)
Origination and fundings of loans receivable	(7,303)	(19,428)
Preferred equity investments	(311)	(5)
Additions to real estate	(675)	(56)
Repayment of loans receivable	2,052	—

Net cash used in investing activities	(6,237)	(128,139)

Cash flows from financing activities:
Proceeds from issuance of senior unsecured notes	—	350,000
Principal payments on senior unsecured notes	—	(211,250)
Net (repayments) proceeds from revolving credit facility	(42,000)	26,500
Proceeds from mortgage notes	—	46,103
Principal payments on mortgage notes	(697)	(57,325)
Payments of deferred financing costs	(130)	(9,873)
Issuance of common stock	(7,587)	(648)
Dividends paid on common and preferred stock	(25,672)	(16,597)

Net cash (used in) provided by financing activities	(76,086)	126,910

Net decrease in cash and cash equivalents	(57,622)	(22)
Cash and cash equivalents, beginning of period	61,793	4,308

Cash and cash equivalents, end of period	$4,171	$4,286

Supplemental disclosure of cash flow information:
Interest paid	$16,761	$7,219

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SABRA HEALTH CARE REIT, INC.
RECONCILIATIONS OF FUNDS FROM OPERATIONS (FFO), NORMALIZED FFO,
ADJUSTED FUNDS FROM OPERATIONS (AFFO) AND NORMALIZED AFFO
(dollars in thousands, except per share data)

	Three Months Ended March 31,
	2015	2014
Net income (loss) attributable to common stockholders	$16,889	$(9,864)
Depreciation and amortization of real estate assets	14,150	9,350
Funds from Operations (FFO)	$31,039	$(514)

Nonrecurring facility operation expenses	348	—
Loss on extinguishment of debt	—	22,134
Write-off of straight-line rental income	—	99
Normalized FFO	$31,387	$21,719

FFO	$31,039	$(514)
Acquisition pursuit costs	310	392
Stock-based compensation expense	2,918	2,513
Straight-line rental income adjustments	(5,656)	(4,186)
Amortization of deferred financing costs	1,261	945
Non-cash portion of loss on extinguishment of debt	—	1,338
Other non-cash adjustments	659	(164)
Adjusted Funds from Operations (AFFO)	$30,531	$324

Nonrecurring facility operation expenses	348	—
Cash portion of loss on extinguishment of debt	—	20,796
Normalized AFFO	$30,879	$21,120
Amounts per diluted common share:
Net income attributable to common stockholders	$0.28	$(0.25)

FFO	$0.52	$(0.01)

Normalized FFO	$0.53	$0.55

AFFO	$0.51	$0.01

Normalized AFFO	$0.52	$0.53

Weighted average number of common shares outstanding, diluted:
Net income (loss) and FFO	59,559,253	38,968,403
Normalized FFO	59,559,253	39,470,552
AFFO and Normalized AFFO	59,893,055	39,795,847

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REPORTING DEFINITIONS

Acute Care Hospital. A facility designed to provide extended medical and rehabilitation care for patients who are clinically complex and have multiple acute or chronic conditions.
EBITDAR. Earnings before interest, taxes, depreciation, amortization and rent (“EBITDAR”) for a particular facility accruing to the operator/tenant of the property (not the Company) for the period presented. The Company uses EBITDAR in determining EBITDAR Coverage. EBITDAR has limitations as an analytical tool. EBITDAR does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments. In addition, EBITDAR does not represent a property's net income or cash flow from operations and should not be considered an alternative to those indicators. The Company receives EBITDAR and other information from its operators/tenants and relevant guarantors and utilizes EBITDAR as a supplemental measure of their ability to generate sufficient liquidity to meet related obligations to the Company. All facility and tenant financial performance data is derived solely from information provided by operators/tenants and relevant guarantors without independent verification by the Company and is presented one quarter in arrears. The Company excludes the impact of strategic disposition candidates and facilities leased to RIDEA-compliant joint venture tenants. The Company only includes EBITDAR for Stabilized Facilities acquired before the beginning of the current quarter and only for periods when the property was operated subject to a lease with the Company. EBITDAR for facilities with new tenants/operators are only included in periods subsequent to the Company's acquisition of the facilities.
EBITDAR Coverage. EBITDAR for the trailing 12 month periods prior to and including the period presented divided by the same period cash rent. Cash rent used for recently acquired facilities and facilities subject to lease restructuring is the first year rental rate. EBITDAR Coverage is a supplemental measure of an operator/tenant's ability to meet their cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDAR. All facility and tenant data are derived solely from information provided by operators/tenants and relevant guarantors without independent verification by the Company. All such data is presented one quarter in arrears. The Company excludes the impact of strategic disposition candidates and facilities leased to RIDEA-compliant joint venture tenants. The Company only includes EBITDAR Coverage for Stabilized Facilities acquired before the beginning of the current quarter and only for periods when the property was operated subject to a lease with the Company. EBITDAR Coverage for facilities with new tenants/operators are only included in periods subsequent to the Company's acquisition of the facilities. EBITDAR Coverage is not presented for tenants with significant corporate guarantees.
EBITDARM. Earnings before interest, taxes, depreciation, amortization, rent and management fees (“EBITDARM”) for a particular facility accruing to the operator/tenant of the property (not the Company), for the period presented. The Company uses EBITDARM in determining EBITDARM Coverage. The usefulness of EBITDARM is limited by the same factors that limit the usefulness of EBITDAR. Together with EBITDAR, the Company utilizes EBITDARM to evaluate the core operations of the properties by eliminating management fees, which vary based on operator/tenant and its operating structure. All facility financial performance data is derived solely from information provided by operators/tenants and relevant guarantors without independent verification by the Company. All such data is presented one quarter in arrears. The Company excludes the impact of strategic disposition candidates and facilities leased to RIDEA-compliant joint venture tenants. The Company only includes EBITDARM for Stabilized Facilities acquired before the beginning of the current quarter and only for periods when the property was operated subject to a lease with the Company. EBITDARM for facilities with new tenants/operators are only included in periods subsequent to the Company's acquisition of the facilities.
EBITDARM Coverage. EBITDARM for the trailing 12 month periods prior to and including the period presented divided by the same period cash rent. Cash rent used for recently acquired facilities and facilities subject to lease restructurings is the first year rental rate. EBITDARM coverage is a supplemental measure of a property's ability to generate cash flows for the operator/tenant (not the Company) to meet the operator's/tenant's related cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDARM. All facility and tenant data are derived solely from information provided by operators/tenants and relevant guarantors without independent verification by the Company. All such data is presented one quarter in arrears. The Company excludes the impact of strategic disposition candidates and facilities leased to RIDEA-compliant joint venture tenants. The Company only includes EBITDARM Coverage for Stabilized Facilities acquired before the beginning of the current quarter and only for periods when the property was operated subject to a lease with the Company. EBITDARM Coverage for facilities with new tenants/operators are only included in periods subsequent to the Company's acquisition of the facilities. EBITDARM Coverage is not presented for tenants with significant corporate guarantees.
Fixed Charge Coverage. EBITDAR (including adjustments for one-time and pro forma items) for the period indicated (one quarter in arrears) for all operations of any entities that guarantee the tenants' lease obligations to the Company divided by the same period cash rent expense, interest expense and mandatory principal payments for operations of any entity that guarantees the tenants' lease obligation to the Company. Fixed Charge Coverage is a supplemental measure of a guarantor's ability to meet the operator/tenant's cash rent and other obligations to the Company should the operator/tenant be unable to do so itself. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDAR. Fixed Charge Coverage is calculated by the Company as described above based on information provided by guarantors without independent verification by the Company and may differ from similar metrics calculated by the guarantors.
Funds From Operations (“FFO”) and Adjusted Funds from Operations (“AFFO”). The Company believes that net income attributable to common stockholders as defined by GAAP is the most appropriate earnings measure. The Company also believes that Funds From Operations, or FFO, as defined in accordance with the definition used by the National Association of Real Estate Investment Trusts (“NAREIT”), and Adjusted Funds from Operations, or AFFO (and related per share amounts) are important non-GAAP supplemental measures of the Company's operating performance. Because the historical cost accounting convention used for real estate assets requires

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REPORTING DEFINITIONS

straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income attributable to common stockholders, as defined by GAAP. FFO is defined as net income attributable to common stockholders, computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization and impairment charges. AFFO is defined as FFO excluding straight-line rental income adjustments, stock-based compensation expense, amortization of deferred financing costs, acquisition pursuit costs, as well as other non-cash revenue and expense items (including provisions and write-offs related to straight-line rental income, changes in fair value of contingent consideration, amortization of debt premiums/discounts and non-cash interest income adjustments). The Company believes that the use of FFO and AFFO (and the related per share amounts), combined with the required GAAP presentations, improves the understanding of the Company's operating results among investors and makes comparisons of operating results among real estate investment trusts more meaningful. The Company considers FFO and AFFO to be useful measures for reviewing comparative operating and financial performance because, by excluding the applicable items listed above, FFO and AFFO can help investors compare the operating performance of the Company between periods or as compared to other companies. While FFO and AFFO are relevant and widely used measures of operating performance of real estate investment trusts, they do not represent cash flows from operations or net income attributable to common stockholders as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO and AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of FFO and AFFO may not be comparable to FFO and AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define AFFO differently than the Company.
Investment. Represents the carrying amount of real estate assets after adding back accumulated depreciation and amortization.
Normalized FFO and AFFO. Normalized FFO and AFFO represent FFO and AFFO, respectively, adjusted for certain income and expense items that the Company does not believe are indicative of its ongoing operating results. The Company considers normalized FFO and AFFO to be a useful measure to evaluate the Company’s operating results excluding start-up costs and non-recurring income and expenses. Normalized FFO and AFFO can help investors compare the operating performance of the Company between periods or as compared to other companies. Normalized FFO and AFFO do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. Normalized FFO and AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor does it purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of normalized FFO and AFFO may not be comparable to normalized FFO and AFFO reported by other REITs that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define FFO and AFFO or normalized FFO and normalized AFFO differently from the Company.
Senior Housing. Senior housing facilities include independent living, assisted living, continuing care retirement community and memory care facilities.
Skilled Nursing/Transitional Care. Skilled nursing/transitional care facilities include skilled nursing, transitional care, multi-license designation and mental health facilities.
Stabilized Facility. Skilled Nursing/Transitional Care facilities and Senior Housing facilities are considered stabilized at the earlier of (i) achieving consistent occupancy at or above 80% and (ii) 24 months after the acquisition date. The Company also considers these facilities and Acute Care Hospitals to not be stabilized based on other circumstances (including newly completed developments, facilities undergoing major renovations or additions, facilities being repositioned or transitioned to new operators, and significant transitions within the tenants business model). Such facilities will be considered stabilized upon maintaining consistent occupancy at or above 80% (for Skilled Nursing/Transitional Care and Senior Housing Facilities only) but in no event beyond 24 months after the date any such circumstances occurred for any asset type. Stabilized Facilities exclude facilities leased to RIDEA-compliant joint venture tenants.
Total Debt. The carrying amount of the Company’s revolving credit facility, term loan, senior unsecured notes, and mortgage indebtedness, as reported in the Company’s consolidated financial statements.

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